EXHIBIT 23.4

                   CONSENT OF SOUTHCOAST CAPITAL CORPORATION

        We hereby consent to the use of our opinion dated May 17, 1996 included as Appendix III to the Joint Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 (Reg. No. 333-2486) of New STAT Healthcare, Inc. We further consent to references to our firm and our opinions dated January 4, 1996 and March 15, 1996 in the Joint Proxy Statement/Prospectus.

                                             SOUTHCOAST CAPITAL CORPORATION

                                             By:  /s/ MICHAEL L. MCALLISTER
                                             Name:    Michael L. McAllister
                                             Title:   Senior Vice President

Austin, Texas
May 21, 1996